Exhibit 10.26

Mellon	Lisa B. Peters Executive Vice President Director of Human Resources

December 1, 2004

James P. Palermo

12 Stouffer Circle

Andover, MA 01810-5300

Dear Jim:

This letter will confirm that the phrase “engaged in” was inadvertently omitted from (iv) in the Definition of “Other than Cause” in the November 22, 2004 letter that I sent to you and that (iv) is to be interpreted as if the phrase is included.

Sincerely yours,

/s/ Lisa B. Peters
Cc: S.G. Elliott

One Mellon Center • Pittsburgh, PA 15258-0001

(412) 234-8254 Office • (412) 234-9495 Fax